Exhibit 10.3

First Amendment to

Retention Bonus Agreement

This First Amendment to Retention Bonus Agreement (“First Amendment”), effective as of January 9, 2007 (“First Amendment Effective Date”), is made and entered into between Rackable Systems, Inc., a Delaware corporation (the “Company”), and Giovanni Coglitore, (the “Executive”). The Company and the Executive are each individually referred to in this First Amendment as a “Party” and are collectively referred to in this Agreement as the “Parties.”

RECITALS

A. The Executive and the Company are parties to a Retention Agreement dated September 12, 2006 (the “Retention Agreement”).

B. The Executive and the Company wish to amend the Retention Agreement to account for the excise tax imposed by Section 4999 of the Code.

In consideration of the mutual promises set forth herein, and other good and valuable consideration the sufficiency of which is hereby acknowledged by each party, the parties hereby agree as follows:

AMENDMENT

1. Section 1.2(z) of the Retention Agreement shall be changed to “December 31, 2007.”

2. Section 2.1 of the Retention Agreement shall be deleted and replaced with the following:

“2.1  Cash Payment.  If the Company enters into a definitive agreement for a Change in Control on or before the Agreement Termination Date, and if the Closing of such Change in Control shall occur, the Company shall make a cash payment to the Executive in an amount equal to $2,500,000 (less required deductions and withholdings) as described in section 2.3 (the “Retention Bonus”).”

3. Section 2.2 of the Retention Agreement shall be deleted and replaced with the following:

“2.2    [Intentionally Deleted]”

3.   Section 2.3(a) of the Retention Agreement shall be deleted and replaced with the following:

“2.3(a) Except as otherwise provided herein, the payment of the Retention Bonus shall be paid in a lump-sum payment, subject to applicable withholding, within five (5) business days after the close of the Change in Control.”
4. Continued Effect; Conflicts. Except as expressly amended by this First Amendment, all terms and conditions of the Retention Agreement remain unchanged and will continue in full force and effect. In the event of any conflict between the terms set forth in this First Amendment and the terms set forth in the Retention Agreement, the terms of this First Amendment will govern. Any capitalized terms not defined in this First Amendment shall have the meaning set forth in the Retention Agreement.

5. Counterparts; Facsimiles. This First Amendment may be executed in multiple counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

6. Complete Agreement. This First Amendment, together with the Retention Agreement, embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, this Agreement does not supersede or preempt any provisions of the Employment Agreement.

7. Additional Provisions. Sections 3, 4, 6, 7, 9, 10, 13, 14 and 15 of the Retention Agreement shall apply equally to this First Amendment as if set forth herein, with references to “this Agreement” being changed to references to “this First Amendment”.

IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment as of the First Amendment Effective Date.

RACKABLE SYSTEMS, INC. By: /s/ Thomas Barton Name: Thomas Barton Title: CEO Signature Date: January 9, 2007	GIOVANNI COGLITORE By: /s/ Giovanni Coglitore Name: Giovanni Coglitore Title: CTO Signature Date: January 9, 2007